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Exhibit 10.17

CONTRIBUTION AGREEMENT

        THIS CONTRIBUTION AGREEMENT is made and entered into effective as of June    , 2002, by and among Stephen A. Wynn, an individual ("Wynn"), Aruze USA, Inc., a Nevada corporation ("Aruze"), Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Asset Fund Series, and Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Growth Fund Series (each of the foregoing, individually, a "Holder," and, collectively, the "Holders"), Kenneth R. Wynn Family Trust dated February    , 1985("KRW"), and Wynn Resorts, Limited, a Nevada corporation (the "Corporation").

        WHEREAS, each Holder owns an interest (an "LLC Interest") in Valvino Lamore, LLC, a Nevada limited liability company (the "LLC");

        WHEREAS, the Holders constitute all of the members of the LLC;

        WHEREAS, the Holders wish to change the form of entity which conducts the LLC's business from a limited liability company to a corporation and, to that end, the Holders have entered into the Stockholders Agreement and Wynn has formed the Corporation (with Wynn currently owning one share of Common Stock of the Corporation);

        WHEREAS, each Holder has agreed to contribute to the Corporation all of his or its LLC Interest, effective as of the Closing Date, in exchange for Common Stock and, immediately following such exchange, the Holders shall own all of the outstanding capital stock of the Corporation;

        WHEREAS, under Paragraph 14 of the Third Amendment, each Holder irrevocably constituted and appointed Wynn, as the Managing Member of the LLC, as such Holder's true and lawful attorney-in-fact, in its name, place, and stead, to make, execute, acknowledge, and file any document that may be necessary or advisable to consummate the transactions contemplated by Paragraph 12 of the Third Amendment, including without limitation the execution of assignments to effectuate a direct transfer of the LLC Interests by the Holders to the Corporation; and

        WHEREAS, concurrently herewith, KRW and the LLC are entering into that certain Share Purchase Agreement (the "KRW Transaction") pursuant to which, subject to certain conditions but otherwise as soon as practicable hereafter, KRW will contribute $1.2 million in cash to the LLC in exchange for an LLC Interest and will be admitted as a member of the LLC.

        NOW, THEREFORE, in light of the above recitals and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Definitions.

  1.1.
  "Agreement" means this Contribution Agreement.

  1.2.
  "Closing Conditions" means the closing conditions contained in Section 6 of this Agreement.

  1.3.
  "Closing Date" means the date as of which all of the Closing Conditions are satisfied or a date, as determined by the Corporation, as soon as practicable thereafter.

  1.4.
  "Common Shares" has the meaning given that term in the Operating Agreement.

  1.5.
  "Common Stock" means shares of common stock, $0.01 par value per share, of the Corporation.

  1.6.
  "Operating Agreement" means that certain Amended and Restated Operating Agreement of the LLC, as it may be amended and/or restated from time to time.

  1.7.
  "Stockholders Agreement" means that certain Stockholders Agreement, dated as of April 11, 2002, by and among the Holders, as it may be amended and/or restated from time to time.

  1.8.
  "Third Amendment" means that certain Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC, dated as of April 11, 2002.

2.    Contribution.

  2.1.
  Contribution of LLC Interests.    Each Holder hereby agrees to assign, transfer, convey, and deliver to the Corporation, as a contribution, such Holder's respective LLC Interest, effective upon the Closing Date, in a transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended. The Corporation hereby agrees to acquire and accept such contribution. Wynn, as the Managing Member of the LLC, hereby expressly consents to the transactions contemplated hereby.

  2.2.
  Deliveries.    As of the Closing Date, each Holder shall execute and deliver to the Corporation (i) an Assignment in substantially the form attached hereto as Exhibit A (the "Assignment"), and (ii) for purposes of cancellation, all Membership Certificates issued by the LLC to the Holder as a member of the LLC.

3.    Issuance of Common Stock.

        As of the Closing Date, as consideration for the contribution of the LLC Interests to the Corporation pursuant to this Agreement, the Corporation shall issue to each Holder that percentage of the issued and outstanding shares of Common Stock that corresponds to the percentage of the issued and outstanding Common Shares of the LLC that such Holder holds immediately prior to the Closing Date. Notwithstanding the foregoing, because Wynn currently holds one share of Common Stock, as consideration for the contribution of his LLC Interest, Wynn shall be entitled to one fewer share of Common Stock than he would otherwise be entitled to under this Section 3.

4.    Representations and Warranties.

  4.1.
  Representations and Warranties of the Corporation.    The Corporation hereby represents and warrants to each Holder that: (i) it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Corporation, (iii) this Agreement has been duly and validly executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, or similar laws now or hereafter in effect relating to creditors rights generally and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  4.2.
  Representations and Warranties of Each Holder.    Each Holder shall represent and warrant to the Corporation as set forth in the Assignment.

5.    Status as a Stockholder; Issuance of Stock Certificates.

        At the time of the contribution of the LLC Interests to the Corporation pursuant to this Agreement, or as soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the Holders certificates representing the Common Stock; provided, however, that upon making such contributions, the Holders shall be considered stockholders of the Corporation for all purposes notwithstanding that certificates evidencing such shares have not yet been delivered to them by the Corporation.

6.    Conditions to the Parties' Obligations at Closing.

        The obligations of each of the Holders and of the Corporation under this Agreement are subject to the fulfillment of the following conditions:

  6.1.
  Hart-Scott-Rodino Filing:    All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the contribution of the LLC Interests by Wynn and Aruze shall have expired or terminated.

  6.2.
  PUC Application:    All applicable approvals shall have been received from the Public Utilities Commission of Nevada in respect of an application under NRS 704.329 relating to transactions affecting Desert Inn Improvement Company, a Nevada corporation and a "small water" public utility, which is wholly owned by Desert Inn Water Company, a Nevada limited liability company, which in turn is wholly owned by the LLC.

7.    KRW as Holder.

        If the KRW Transaction is consummated, then KRW shall be treated as a Holder hereunder and shall be bound by all of the terms and conditions, and be subject to all of the restrictions and obligations, applicable to a Holder hereunder.

8.    General Provisions.

  8.1.
  Construction.    In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to effectuate fully the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section.

  8.2.
  Assignment.    None of the parties may assign their rights under this Agreement without the prior written consent of the other parties; provided, however, that the Corporation may assign its rights, benefits, or obligations under this Agreement to one or more entities controlled by or affiliated with it, without the prior consent of any other party hereto. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

  8.3.
  No Third-Party Benefits.    None of the provisions of this Agreement is intended to benefit, or to be enforceable by, any third-party beneficiaries.

  8.4.
  Governing Law.    The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall govern the validity, construction, performance, and effect of this Agreement.

  8.5.
  Consent to Jurisdiction.    Each party hereto consents to the jurisdiction of the Courts of the State of Nevada in the event any action is brought for declaratory relief or enforcement of any of the terms and provisions of this Agreement.

  8.6.
  Amendment and Waiver.    This Agreement may not be modified or amended except by an instrument in writing signed by the Corporation and all the Holders. No waiver of any provision of this Agreement or of any rights or obligations of any party under this Agreement shall be effective unless in writing and signed by the party or parties waiving compliance, and shall be effective only in the specific instance and for the specific purpose stated in that writing.

  8.7.
  Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  8.8.
  Additional Documents.    Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

  8.9.
  Severability.    Any provision hereof that is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

  8.10.
  Integration.    This Agreement, the Stockholders Agreement, and the Operating Agreement contain the entire understanding of the parties with respect to the subject matter hereof or thereof. There are no restrictions, agreements, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein or therein. This Agreement, the Stockholders Agreement, and the Operating Agreement supersede all prior agreements and understandings between the parties with respect to their subject matter.

  [SIGNATURES BEGIN ON FOLLOWING PAGE]

Signature Page to Contribution Agreement

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

/s/ STEPHEN A. WYNN
STEPHEN A. WYNN
ARUZE USA, INC.
By:	/s/ STEPHEN A. WYNN Stephen A. Wynn, as Attorney-in-Fact
BARON ASSET FUND, ON BEHALF OF THE BARON ASSET FUND SERIES
By:	/s/ STEPHEN A. WYNN Stephen A. Wynn, as Attorney-in-Fact
BARON ASSET FUND, ON BEHALF OF THE BARON GROWTH FUND SERIES
By:	/s/ STEPHEN A. WYNN Stephen A. Wynn, as Attorney-in-Fact
KENNETH R. WYNN FAMILY TRUST DATED FEBRUARY , 1985
By:	Kenneth R. Wynn, Trustee
WYNN RESORTS, LIMITED
By:	/s/ STEPHEN A. WYNN
Stephen A. Wynn, Chief Executive Officer

Signature Page to Contribution Agreement

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

STEPHEN A. WYNN
ARUZE USA, INC.
By:	Stephen A. Wynn, as Attorney-in-Fact
BARON ASSET FUND, ON BEHALF OF THE BARON ASSET FUND SERIES
By:	Stephen A. Wynn, as Attorney-in-Fact
BARON ASSET FUND, ON BEHALF OF THE BARON GROWTH FUND SERIES
By:	Stephen A. Wynn, as Attorney-in-Fact
KENNETH R. WYNN FAMILY TRUST DATED FEBRUARY , 1985
By:	/s/ KENNETH R. WYNN
Kenneth R. Wynn, Trustee
WYNN RESORTS, LIMITED
By:	Stephen A. Wynn, Chief Executive Officer

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTEREST

        FOR VALUABLE CONSIDERATION,                        (the "Assignor") hereby assigns, conveys, transfers, and delivers, as a contribution, to Wynn Resorts, Limited, a Nevada corporation (the "Assignee"), and the Assignee hereby acquires and accepts, as a contribution, from the Assignor, all of the right, title, and interest in and to the Assignor's LLC Interest in Valvino Lamore, LLC, a Nevada limited liability company. All capitalized terms not defined in this Assignment of Membership Interest (the "Assignment") shall have the meanings ascribed to them in that certain Contribution Agreement (the "Contribution Agreement") made and entered into effective as of June    , 2002, by and among the Assignor, the Assignee, and certain other parties.

        The Assignor hereby represents, warrants, and covenants to the Assignee as follows:

        1.    Accredited Investor Status.    The Assignor is an "accredited investor" as defined in Securities and Exchange Commission ("SEC") Rule 501(a) in that the Assignor satisfies at least one of the following six criteria: (1) is an individual who is a director or executive officer of the Assignee, or (2) is an individual who has a net worth or joint net worth with his or her spouse in excess of $1 million at the time of his or her acquisition, or (3) is an individual who has an individual income in excess of $200,000 in each of the two most recent calendar years, or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or (4) is an entity, not formed for the specific purpose of acquiring the Common Stock, which has total assets of at least $5 million and the acquisition of the Common Stock is directed by a sophisticated person, or (5) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, or (6) is an entity in which all of the equity owners meet the requirements of (1), (2), (3), (4), or (5) above. The Assignor has a preexisting personal or business relationship with the Assignee or any of its officers, directors, or controlling persons.

        2.    Stock Unregistered.    The Assignor acknowledges that the Common Stock has not been registered under the Securities Act of 1933, as amended, or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein, and the following restrictive legend (or similar legend) shall be placed on the certificates representing the Common Stock issued to the Assignor:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and of such laws."

The Assignor understands that the shares of Common Stock are and will be "restricted securities" under the federal securities laws in that such securities will be acquired from the Assignee in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely.

        3.    Financial Resources.    The Assignor's financial situation is such that the Assignor can afford to bear the economic risk of holding the Common Stock for an indefinite period of time, has no need for liquidity with respect to the Assignor's investment therein, has adequate means to provide for the Assignor's current needs and personal contingencies, and can afford to suffer the complete loss of the Assignor's investment in the Common Stock.

        4.    Acquisition for Investment.    The Assignor is acquiring the Common Stock solely for investment, for the Assignor's account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions that are effected in compliance with the Securities Act of 1933, as amended, the rules and regulations of the SEC promulgated thereunder and all applicable state securities and blue sky laws.

        5.    Title.    The Assignor has good and marketable title to the LLC Interest proposed to be contributed by the Assignor hereunder and full right, power, and authority to contribute the LLC Interests hereunder, free and clear of all encumbrances (other than those imposed by the Securities Act of 1933, as amended, and the securities or blue sky laws of certain jurisdictions and the Operating Agreement); and upon delivery and exchange of the LLC Interest hereunder, the Assignee will acquire good and marketable title thereto, free and clear of all encumbrances.

        This Assignment is delivered pursuant to the Contribution Agreement and is subject to the terms and conditions thereof.

        Dated as of the    day of            , 2002.

ASSIGNOR
[Name of Assignor]

ASSIGNEE
Wynn Resorts, Limited
By:
Stephen A. Wynn, Chief Executive Officer

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CONTRIBUTION AGREEMENT